UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2021 (October 1, 2021)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)
300 First Stamford Place, 5th Floor
Stamford, CT 06902
(Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code):(203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is incorporated herein by reference, as applicable.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2021, Eagle Bulk Ultraco LLC (“Eagle Ultraco”), a wholly-owned subsidiary of Eagle Bulk Shipping Inc. (the “Company”), entered into a new senior secured credit facility (the “Credit Agreement”), with the Company and certain of its indirectly vessel-owning subsidiaries, as guarantors (the “Guarantors”), the lenders party thereto (the “Lenders”), the swap banks party thereto, Credit Agricole Corporate and Investment Bank (“Credit Agricole”), Skandinaviska Enskilda Banken AB (PUBL), Danish Ship Finance A/S, Nordea Bank ABP, Filial I Norge and DNB Markets Inc., as mandated lead arrangers and bookrunners, DNB Bank ASA, as swap coordinator, Deutsche Bank AG and ING Bank N.V., London Branch, as lenders, and Credit Agricole, as security trustee, structurer, sustainability coordinator and facility agent. The Credit Agreement provides for an aggregate principal amount of $400.0 million, which consists of (i) a term loan facility in an aggregate principal amount of $300.0 million (the “Term Facility”) to be used for refinancing the Existing Facilities (as defined below) and for general corporate purposes and (ii) a revolving credit facility in an aggregate principal amount of $100.0 million (the “Revolving Facility”) to be used for refinancing the Existing Facilities and general corporate purposes. Subject to certain conditions set forth in the Credit Agreement, Eagle Ultraco may request an increase of up to $60.0 million in the aggregate principal amount of the Term Facility Loan. The Company paid fees of $5.8 million to the lenders in connection with the transaction.

Outstanding borrowings under the Credit Agreement bear an interest of 2.45% as the initial interest rate until the company delivers certain financial statements for the third quarter and a compliance certificate. Thereafter, the interest rate ranges between 2.10% and 2.80% plus LIBOR based on the consolidated net leverage ratio and execution of certain sustainability-linked criteria as defined under the terms of the Credit Agreement.

The “Existing Facilities” refer to (i) the 8.25% senior secured $200.0 million bonds (“Norwegian Bond Debt”), (ii) the credit agreement, originally dated as of January 25, 2019 and amended and restated as of April 5, 2021 in the principal amount of $283.4 million (“Ultraco Debt Facility”) and (iii) the credit agreement, dated as of March 26, 2021, made by, among others, Eagle Bulk Holdco LLC, a wholly-owned subsidiary of the Company as the borrower and Credit Agricole as security trustee and facility agent, in the principal amount of $35.0 million (“Holdco RCF”).

Pursuant to the Credit Agreement, the Company borrowed $350.0 million and together with cash on hand repaid the outstanding debt, and accrued interest under the Ultraco Debt Facility and Holdco RCF. Concurrently, the Company issued a ten day call notice to redeem the outstanding bonds under the Norwegian Bond Debt at a redemption price of 102.475% of the nominal amount of each bond. Pursuant to the bond terms, the Company paid $185.6 million consisting of $176.0 million par value of the outstanding bonds, accrued interest of $5.2 million and $4.4 million of call premium into a defeasance account to be further credited to the bondholders upon expiry of notice period.

As of the date of this report, the availability under the revolver facility is $50.0 million.

The Credit Agreement matures on the earlier of (i) five years from the date of Term Facility borrowing and (ii) December 31, 2026 (the “Maturity Date”). With respect to the Credit Agreement, Eagle Ultraco must repay the aggregate principal amount of $12.5 million in quarterly installments until the Maturity Date, with a final balloon payment of all remaining outstanding debt under the Credit Agreement to be made on the Maturity Date.

Accrued interest on amounts outstanding under the Term Facility and the Revolving Facility must be paid on the last day of each applicable interest period. Interest periods are for three months, six months or any other period agreed between Eagle Ultraco and the Lenders. Finally, Eagle Ultraco must prepay certain specified amounts outstanding under the Credit Agreement if an Eagle Vessel (as defined below) is sold or becomes a total loss or if there is a change of control with respect to the Company, Eagle Ultraco or any Guarantor.

Eagle Ultraco’s obligations under the Credit Agreement are secured by, among other items, a first priority mortgage on 49 vessels owned by the Guarantors as identified in the Credit Agreement and such other vessels that it may from time to time include with the approval of the Lenders (the “Eagle Vessels”), an assignment of certain accounts, an assignment of certain charters with terms that exceeds 13 months, an assignment of insurances, an assignment of certain master agreements, and a pledge of the membership interests of Eagle Ultraco and each Guarantor. In the future, Eagle Ultraco or the Guarantors may grant additional security to the Lenders from time to time.

The Credit Agreement contains financial covenants requiring the Company, on a consolidated basis to maintain at all times, (a) (i) cash and cash equivalents or (ii) undrawn Revolving Facility Commitments up to six months prior to the termination date in an amount not less than the greater of (i) $600,000 per vessel or (ii) 7.5% of consolidated total debt; (b) maintain a debt to capitalization ratio of not greater than 0.6; and (c) maintain positive working capital. Additionally, the Company has to ensure that the aggregate fair market value of Eagle Vessels is not less than 140% of the aggregate outstanding principal amounts under the Credit Agreement.

The Credit Agreement also imposes operating restrictions on Eagle Ultraco and the Guarantors, including limiting Eagle Ultraco’s and the Guarantors’ ability to, among other things: incur additional indebtedness; create liens on assets; sell assets; dissolve or liquidate; merge or consolidate with another person; make investments; engage in transactions with affiliates; and allow certain changes of control to occur. The Credit Agreement does not have any restrictions to pay dividends as long as the Company is in compliance with its financial covenants and no event of default is continuing before and after declaration and payment of such dividend.

Finally, the Credit Agreement includes customary events of default, including those relating to: a failure to pay principal or interest; a breach of covenant, representation or warranty; a cross-default to other indebtedness; the occurrence of certain bankruptcy and insolvency events; the occurrence of certain ERISA events; a judgment default; the cessation of business; the impossibility or unlawfulness of performance of the loan documents; the ineffectiveness of any material provision of any loan document; the occurrence of a material adverse effect; and the occurrence of certain swap terminations.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Credit Agreement, which will be filed with the U.S. Securities and Exchange Commission as required under applicable rules.

Forward-Looking Statements

Matters discussed in this Current Report on Form 8-K may constitute forward-looking statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward-looking statements are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, examination of historical operating trends, data contained in our records and other data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond the Company’s control, the Company cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in the Company’s view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in vessel operating expenses, including drydocking and insurance costs, or actions taken by regulatory authorities, ability of the Company’s counterparties to perform their obligations under sales agreements, charter contracts, and other agreements on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by the Company with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: October 5, 2021	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer